Exhibit 99.1

News Release

Sanchez Production Partners Will
Change Its Name to Sanchez Midstream Partners;

Announces New Ticker Symbol and Website

HOUSTON--(GLOBE NEWSWIRE)--May 26, 2017--Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today announced that the company intends to change its name to “Sanchez Midstream Partners LP (NYSE MKT: SNMP)” after market hours on Friday, June 2, 2017.

The name change reflects the Partnership’s strategy and focus on midstream activities.  In conjunction with the renaming, the Partnership anticipates the following changes will become effective after market hours on Friday, June 2, 2017:

	Currently	Changing To
Name:	Sanchez Production Partners LP	Sanchez Midstream Partners LP
Website:	www.sanchezpp.com	www.sanchezmidstream.com
Ticker:	NYSE MKT: SPP	NYSE MKT: SNMP
CUSIP:	79971C 201	79971C 201 (1)
ISIN:	US79971C2017	US79971C2017 (1)

(1) No change.

A link to the new logo for Sanchez Midstream Partners LP is provided at the bottom of this news release.  The company anticipates that Sanchez Midstream Partners LP will trade under its

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Exhibit 99.1

new ticker symbol “SNMP” effective at the open of trading on the NYSE MKT on Monday, June 5, 2017.

About the Partnership

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and production assets in North America.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit, Webb and La Salle Counties, Texas.  The Partnership also owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.

The Partnership’s new logo, effective after market hours June 2, 2017, is available here: http://www.globenewswire.com/NewsRoom/AttachmentNg/fee9feea-e77a-4fc2-a85c-d4c129079d8d

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

Sanchez Production Partners GP LLC

(877) 847-0009

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